Exhibit 99.1

Chesapeake Corporation Announces Proposal

To Close European Plant

RICHMOND, Va. (April 8, 2002) - Chesapeake Corporation (NYSE: CSK) today announced that it has undertaken a review and is making a proposal to close its Field First Carton's food and household paperboard packaging plant in Congleton, England.

Following the integration of First Carton's packaging operations with those of Field Group, a complete review of the available capacity to supply the food and household sector within the enlarged group has been undertaken. As a consequence of pressure on carton prices, a proposal has been made to close the Field First operation at Congleton. This should enable the division to optimize capacity and significantly improve the utilization of existing equipment.

Tough market conditions have made it necessary to review the best options to create a sustainable business that can attract ongoing investment and best serve the requirements of our customers. Field First is firmly committed to the food and household sector and this action is considered essential to continue to offer customers the quality and service that this market demands. Following this reorganization, it is proposed that the division's other carton operations, at Birmingham and Newcastle, will be further developed, enhancing their positions as models for service and efficiency.

If the proposal is implemented, Field First Birmingham and Newcastle will support Congleton's current customer requirements. This will only take place following detailed discussion with customers and with their full cooperation. The proposed closure would take place over the next six months and, as a result, it is anticipated that there may be up to 125 redundancies, which will include a number of divisional-based support roles. However, it is expected that this action may create opportunities at other Field First factories and it is hoped that some employees may wish to consider these. The company will be fully consulting with employee representatives in relation to these proposals and will propose an employee support program.

If the reorganization takes place as proposed, Field First will ensure that customer service is maintained at the highest level during this period. This process will be managed professionally to ensure the supply of packaging to customers is uninterrupted. Field First will be closely liaising with its customers to ensure they are kept fully informed of any further developments.

Mike Cheetham, Director - food and household, said:

"Trading conditions within the food and household sector have been particularly difficult due to the continued strength of sterling and pricing pressure. Despite a tremendous effort by all employees, it has become necessary to put forward this proposal. We believe this action will allow us to reshape ongoing operations and set new standards of service within this sector. We are firmly committed to a thorough consultation process and will seek to answer as many questions from employees and their representatives as possible."

Chesapeake Corporation is a leading international supplier of value-added specialty paperboard and plastic packaging with headquarters in Richmond, Va. Field Group is a wholly owned subsidiary of Chesapeake. The company is one of Europe's premier suppliers of folding cartons, leaflets and labels, as well as plastic packaging for niche markets. Chesapeake has 49 locations in Europe, North America, Africa and Asia. The company's website is at www.cskcorp.com.

This news release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause Chesapeake's actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to: competitive products and pricing; production costs, particularly for raw materials such as folding carton and plastic materials; fluctuations in demand; government policies and regulations affecting the environment; interest rates; fluctuations in foreign exchange rates; the ability of the Company to remain in compliance with its debt covenants; and other risks that are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission. Chesapeake does not undertake any duty to update any forward-looking statements in this news release and encourages users of this release to review public disclosure by Chesapeake subsequent to the date of this release.